Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO PETROLEUM ANNOUNCES THE SELECTION OF

MARLIS E. SMITH, JR. AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

DENVER, COLORADO, December 22, 2009 — CREDO Petroleum Corporation (NASDAQ:  CRED), an independent oil and gas company headquartered in Denver, Colorado, reported today that its Board of Directors elected Marlis E. Smith, Jr. as the company’s President and Chief Executive Officer, succeeding James T. Huffman, who will retire effective January 15, 2010.

Mr. Smith, 49, has been exclusively involved in the oil and gas industry throughout his 25 year business career.  He is currently the owner of SmithCo Properties, Inc. and a partner in Smith Drummond Holdings, both successful exploration and production companies based in Denver, Colorado.  SmithCo and Smith Drummond own interests in approximately 450 oil and gas wells and 125,000 gross acres located primarily in the Mid-Continent and Rocky Mountain regions.  Prior to forming SmithCo and Smith Drummond, Mr. Smith was a partner in 410 Exploration, a successful exploration and production company which generated drilling prospects and purchased producing properties in the Mid-Continent and Rocky Mountain regions.  Although Mr. Smith will retain his existing business interests, he will devote full time to his responsibilities as Credo’s Chief Executive Officer.

Mr. Smith holds a Bachelor of Arts degree in Petroleum Land Management (concentration in geology) from Rice University.  He received his Masters of Business Administration Degree in Energy Management from the University of Denver.

Mr. Smith was elected to Credo’s Board of Directors in April, 2009.  For the last 10 years, his companies have invested in the majority of Credo’s drilling projects in Oklahoma and Kansas.  During that time, the companies participated in drilling about 75 wells operated by Credo.

James T. Huffman, Chairman and Chief Executive Officer stated, “Following a lengthy search process, Credo seized a unique opportunity to recruit a seasoned oil and gas veteran who knows our company and will hit the ground running.  Marlis is a proven entrepreneur with broad experience in the technical disciplines required to build and grow a successful oil and gas business.  In addition, he brings an excellent knowledge of Credo’s business gained from participating in our drilling ventures and from serving as a Director.  We are particularly pleased that Marlis has a successful record for purchasing oil and gas properties because we believe that Credo’s growth can be accelerated through acquisitions.”

Huffman further stated, “I intend to remain as non-executive Chairman of the Board of Directors. In that capacity, I will actively support Marlis and assist him in any way that he deems appropriate.  My family and I continue to own a large stake in Credo, and we are keenly interested in the company’s future growth and success.  Marlis presented an exciting vision for Credo’s future growth to the Board, and I am confident that he will move quickly to implement his plan to achieve that vision.”

*      *      *      *      *

For more information about the company, visit http://www.credopetroleum.com.

Contact:             James T. Huffman

Chief Executive Officer

or

Alford B. Neely

Chief Financial Officer

303-297-2200

Web Site:          www.credopetroleum.com

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the company’s Annual Report on Form 10-K for more information.  Although the company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.